Exhibit 4.1
EXECUTION COPY

Amendment to Discretionary Line Documents
THIS AMENDMENT TO DISCRETIONARY LINE DOCUMENTS (this “Amendment”) is made as of April 28, 2023, by and between THE PROGRESSIVE CORPORATION (the “Company”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).
BACKGROUND
A.    The Company has executed and delivered to the Bank a Discretionary Line Note and other documents, which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively, as amended from time to time, the “Discretionary Line Documents”) which evidence the indebtedness and other obligations of the Company to the Bank in connection with a discretionary line of credit (as used herein, collectively, together with the Obligations, if and as defined in the Discretionary Line Documents, as used in here the “Obligations”). Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Discretionary Line Documents.
B.    The Company and the Bank desire to amend the Discretionary Line Documents s provided for in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:
1.Certain of the Discretionary Line Documents are amended as set forth in Exhibit A. Any and all references to any Discretionary Line Document shall be deemed to refer to such Discretionary Line Documents as amended by this Amendment. This Amendment is deemed incorporated into each of the Discretionary Line Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Discretionary Line Document, the terms and provisions of this Amendment shall control.
2.The Company hereby certifies that: (a) all of its representations and warranties in the Discretionary Line Documents, as amended or amended and restated, as applicable, by this Amendment or the Amended and Restated Discretionary Line of Credit Note of even date herewith, are, except as may otherwise be stated or modified in this Amendment, true and correct in all material respects as of the date of this Amendment as if made on and as of such date (unless such representation or warranty relates to a specific date, in which case such representation or warranty was true and correct in all material respects as of such specific date), (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Discretionary Line Document which will not be cured by the execution and effectiveness of this Amendment, (c) no material consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the Company’s execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles
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(whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing. The Company confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment. For the avoidance of doubt, as of the date hereof, there are no outstanding advances under the Facility.
3.As a condition precedent to the effectiveness of this Amendment, the Company shall comply with the terms and conditions (if any) specified in Exhibit A.
4.This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart. Upon written request by the other party (which may be made by electronic mail), any party so executing this Amendment by facsimile or other electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile or other electronic transmission.
5.Notwithstanding any other provision herein or in the other Discretionary Line Documents, the Company agrees that this Amendment, the Discretionary Line Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Company and the Bank acknowledge and agree that the methods for delivering Communications, including notices, under the Discretionary Line Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.
6.This Amendment will be binding upon and inure to the benefit of the Company and the Bank and their respective heirs, executors, administrators, successors and assigns.
7.This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State identified in and governing the Discretionary Line Documents that are being amended hereby (the “State”), excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in such State (or, to the extent controlling, the laws of the United States of America, including without limitation the Electronic Signatures in Global and National Commerce Act). This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State.
8.Except as amended hereby, the terms and provisions of the Discretionary Line Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Discretionary Line
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Document, a waiver of any default or Event of Default under any Discretionary Line Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Company expressly ratifies and confirms the dispute resolution, waiver of jury trial or arbitration provisions, as applicable, contained in the Discretionary Line Documents, all of which are incorporated herein by reference.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

THE PROGRESSIVE CORPORATION By: /s/ Patrick S. Brennan Patrick S. Brennan Treasurer
PNC BANK, NATIONAL ASSOCIATION By: /s/ Erin Dewar Erin Dewar Director

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EXHIBIT A TO
AMENDMENT TO DISCRETIONARY LINE DOCUMENTS
DATED AS OF APRIL 28, 2023
THE PROGRESSIVE CORPORATION

A.    Discretionary Line Documents. The “Discretionary Line Documents” that are the subject of this Amendment include the following (as each of such documents has been amended, modified or otherwise supplemented previously)
1.Confirmation Letter – Discretionary Line of Credit dated April 28, 2017 between the Company and the Bank (the “Confirmation Letter”).
2.Discretionary Line of Credit Note dated April 28, 2017 in the principal amount of $250,000,000.00 executed and delivered to the Bank by the Company (the “Existing Discretionary Line Note”), which Note is being amended and restated on the date hereof (as so amended and restated, the “Discretionary Line of Credit Note”) in the principal amount of Three Hundred Million Dollars ($300,000,000.00).
3.Reapproval of Discretionary Line of Credit dated April 3, 2018 Between the Company and the Bank.
4.Reapproval of Discretionary Line of Credit dated April 22, 2019 Between the Company and the Bank.
5.Amendment to Discretionary Line Documents dated as of April 28, 2020 Between the Company and the Bank.
6.Amendment to Discretionary Line Documents dated April 16, 2021 Between the Company and the Bank.
7.Reapproval of Discretionary Line of Credit dated March 31, 2022 Between the Company and the Bank.
8.All other documents, instruments, agreements, and certificates executed and delivered in connection with the Discretionary Line Documents listed in this Section A.
B.    Amendment(s). The Discretionary Line Documents are amended as follows:
1.    We are pleased to inform you that PNC Bank, National Association (the “Bank”) has recently reapproved the discretionary line of credit to The Progressive Corporation (the “Company”) and agreed to increase the amount to $300,000,000.00. Effective on the date hereof (a) the Expiration Date set forth in our Confirmation Letter dated April 28, 2017, is extended from April 30, 2023 to April 30, 2024 and (b) the amount of the discretionary line is increased to $300,000,000.00. All other terms and conditions contained in the Discretionary Line of Credit Note, and the Confirmation Letter, remain in full force and effect, including but not limited to the fact that the facility remains discretionary, and the Bank may terminate the line or decline to make advances at any time and for any reason without prior notice.
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2.    Even though the Expiration Date has been extended, this is not a committed line of credit. The Company acknowledges and agrees that advances made under this line of credit, if any, shall be made at the sole discretion of the Bank. The Bank may decline to make advances under the line or terminate the line at any time and for any reason without prior notice to the Company.
C.    Conditions to Effectiveness of Amendment. The Bank’s willingness to agree to the amendments set forth in this Amendment are subject to the satisfaction of the following conditions precedent:
1.    Execution by all parties and delivery to the Bank of this Amendment.
2.    Execution and delivery to the Bank of the amended and restated Discretionary Line of Credit Note (the “Amended Note”), dated the date hereof, in a form acceptable to the Bank.
3.    Execution and delivery to the Bank of a Certificate of the Secretary or other officer of the Borrower dated the date hereof attaching (i) the organizational documents of the Borrower, (ii) resolutions authorizing the execution and delivery of this Amendment and the Amended Note in form and substance reasonably acceptable to the Bank, (iii) a good standing certificate for the Borrower as of a recent date and (iv) an Incumbency Certificate in a form acceptable to the Bank.
4.    Payment to the Bank of a renewal fee of $5,000.
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